NEWS RELEASE

For Immediate Release
January 25, 2021

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Record Annual Earnings

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $5.8 billion bank holding company headquartered in Charleston, West Virginia, today announced record net income of $89.6 million and diluted earnings of $5.55 per share for the year ended December 31, 2020.

City’s CEO Charles Hageboeck stated that, “2020 was a year unlike any before for City Holding Company, City National Bank, the financial industry, and the world. COVID-19 has impacted all facets of our lives from personal to professional. As a result of disruptions to our communities and the economy, City’s staff was presented with many unusual and unforeseen challenges during 2020. While the task at hand for our Company and employees was more difficult, our employees rose to the occasion and not only persevered, but excelled at providing outstanding service to our customers. For the third year in a row, City was recognized by the JD Power organization as the “Highest in Customer Satisfaction” in the North Central US. I applaud our employees for this achievement, particularly in the midst of a world-wide pandemic.”

“The COVID-19 crisis also created pressure on financial results. As a result of the pandemic, the Federal Reserve slashed interest rates to nearly zero in mid-March. Consequently, both loan and deposit rates fell and net interest margins for financial institutions contracted significantly in 2020. City’s net interest margin declined by 43 basis points and our reported net interest income decreased $6.8 million. While deposit rates dropped precipitously, deposit balances at banks increased dramatically, with total deposits at City increasing $576 million, or 14.1%, from December 31, 2019 to December 31, 2020. As the economy flattened during 2020, commercial loan demand for the majority of 2020 was weak, except for Government-sponsored Paycheck Protection Program (“PPP”) loans administered by the Small Business Administration (“SBA”). During the fourth quarter however, City had commercial loan growth of $32 million, or approximately 7.3%, on an annualized basis, exclusive of PPP loan repayments.”

“Asset quality remains in the forefront for those in the investment community focused on financial institutions. City’s asset quality remains stellar at December 31, 2020. Nonperforming assets, past due loans, and troubled debt restructurings at December 31, 2020, are all below the levels reported at December 31,2019. City has also continued to see a decline in deferred loans as of the quarter ended December 31, 2020. Commercial loan deferrals have dropped from $180 million at September 30, 2020 to $99 million at December 31, 2020. Of that, $88 million of the commercial deferrals at December 31, 2020 were for hotel and lodging related loans. While occupancy levels for our loan customers in this industry are still below pre-pandemic levels, our loan customers are continuing to see occupancy levels continue to slowly increase. Residential mortgage deferrals at December 31, 2020 were approximately $9 million.”

“In summary, 2020 presented a myriad of obstacles for all of us to overcome and I am pleased with how City and our employees managed these obstacles and are moving into 2021 from a position of strength.”

Net Interest Income

The Company’s net interest income decreased from $161.4 million for the year ended December 31, 2019 to $154.6 million for the year ended December 31, 2020. The Company’s tax equivalent net interest income decreased $6.5 million, or 4.0%, from $162.2 million for the year ended December 31, 2019 to $155.7 million for the year ended December 31, 2020. Lower loan yields (68 basis points) and investment yields (48 basis points) decreased net interest income by $24.5 million and $5.4 million, respectively. These decreases were partially offset by lower rates paid on interest bearing liabilities (40 basis points), higher investment balances ($195.9 million), and higher commercial loan balances ($99.3 million, driven largely by PPP loans) which increased net interest income by $13.1 million, $6.5 million, and $4.7 million, respectively. In addition, the Company recognized $1.6 million of loan fees associated with PPP loans during 2020. The Company’s reported net interest margin declined from 3.59% for the year ended December 31, 2019 to 3.16% for the year ended December 31, 2020. Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 3.08% for the year ended December 31, 2020 and 3.51% for the year ended December 31, 2019.

The Company’s net interest income increased from $38.0 million during the third quarter of 2020 to $38.2 million during the fourth quarter of 2020. During the fourth quarter of 2020, the Company’s tax equivalent net interest income increased $0.2 million, or 0.6%, to $38.5 million from $38.3 million during the third quarter of 2020. Higher investment balances ($133.3 million) and lower rates on interest bearing deposits (12 basis points) increased net interest income by $0.9 million and $0.8 million, respectively. In addition, loan fees increased $0.8 million due to an increase in PPP loan fees recognized as $33.1 million of PPP loans were fully repaid by the SBA during the quarter ended December 31, 2020. These increases were partially offset by lower investment yields (51 basis points) and lower loan yields (7 basis points) which decreased net interest income by $1.6 million and $0.7 million, respectively. The Company’s reported net interest margin declined from 3.02% for the third quarter of 2020 to 2.99% for the fourth quarter of 2020. Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 2.94% for the quarter ended December 31, 2020 and 2.97% for the quarter ended September 30, 2020.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned decreased from 0.45% at December 31, 2019 to 0.38% at December 31, 2020. Total nonperforming assets decreased from $16.4 million at December 31, 2019 to $13.9 million at December 31, 2020. Excluded from this ratio are purchased credit-impaired loans in which the Company estimated cash flows and estimated a credit mark. Such loans would be considered nonperforming loans if the loan’s performance deteriorates below the Company’s initial expectations. Total past due loans decreased from $11.4 million, or 0.32% of total loans outstanding, at December 31, 2019 to $8.9 million, or 0.25% of total loans outstanding, at December 31, 2020.

The Company adopted ASU No. 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” effective January 1, 2020 using the modified retrospective method for all financial assets measured at amortized cost and off-balance-sheet credit exposures. ASU No. 2016-16 replaced the incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The new current expected credit losses model (“CECL”) will apply to the allowance for loan losses, available-for-sale and held-to-maturity debt securities, purchased financial assets with credit deterioration and certain off-balance sheet credit exposures. Results for reporting periods beginning after January 1, 2020 are presented under ASU No. 2016-13, while prior period amounts continue to be reported in accordance with previously applicable GAAP. As a result of adopting ASU No. 2016-13, the Company increased its allowance for credit losses (“ACL”) by $3.0 million and decreased retained earnings by $2.3 million on January 1, 2020. In addition, the adoption of ASU No. 2016-13 required the Company to “gross up” its previously purchased credit impaired loans through the allowance at January 1, 2020. As a result, the Company increased its ACL and loan balances as of January 1, 2020, by $2.7 million.

As a result of the Company’s quarterly analysis of the adequacy of the ACL, the Company recorded a provision for credit losses of $0.5 million in the fourth quarter of 2020 and $10.7 million for the year ended December 31, 2020, compared to a recovery of credit losses of $0.1 million and $1.3 million for the comparable periods in 2019. The provision for credit losses recorded during 2020 largely reflects the expected economic impact from the COVID-19 pandemic. The Company’s estimate of future economic conditions used in its CECL estimates is primarily dependent on expected unemployment ranges. As a result of COVID-19, expected unemployment ranges have significantly increased and resulted in an increase in the Company’s ACL of $4.1 million. Additionally, adjustments in qualitative and other factors due to COVID-19 added $3.4 million. Due to changes in the Company’s loan portfolio and their associated loss rates, exclusive of COVID-19, the Company’s ACL increased by $3.1 million during 2020, while downgrades of certain credit relationships resulted in an increase in the ACL of $2.9 million during 2020. Partially offsetting these increases in the ACL, was a decrease in the ACL due to the upgrade of a specific credit that was downgraded in 2017, but has since seen improved financial performance. This upgrade released $2.2 million of ACL reserves during 2020.

Non-interest Income

Non-interest income was $82.7 million for 2020 as compared to $68.5 million for 2019. During 2020, the Company sold the entirety of its Visa Inc. Class B common shares (86,605 shares) in a cash transaction which resulted in a pre-tax gain of $17.8 million, or $0.84 diluted per share on an after-tax basis. Additionally, the Company reported $0.9 million of unrealized fair value losses on the Company’s equity securities compared to $0.9 million of unrealized fair value gains on the Company’s equity securities during 2019. Exclusive of these items, non-interest income decreased from $67.5 million for the year ended December 31, 2019 to $65.6 million for the year ended December 31, 2020. This decrease was largely attributable to a decrease of $5.8 million, or 18.3%, in service charges as average deposit balances have increased during the COVID-19 pandemic. This decrease was partially offset by an increase of $2.0 million, or 9.3%, in bankcard revenues, an increase of $0.7 million, or 17.3%, in other income (largely due to fees from loan interest rate swap originations), an increase of $0.7 million in bank owned life insurance due to higher death benefit proceeds received during 2020 compared to 2019, and an increase of $0.6 million in trust and investment management fee income.

Non-interest income was $17.7 million during the quarter ended December 31, 2020 as compared to $18.0 million during the quarter ended December 31, 2019. During the fourth quarter of 2020, the Company reported $0.8 million of unrealized fair value gains on the Company’s equity securities compared to $0.9 million of unrealized fair value gains on the Company’s equity securities during the fourth quarter of

2019. Exclusive of these unrealized fair value gains, non-interest income decreased from $17.1 million for the fourth quarter of 2019 to $16.9 million for the fourth quarter of 2020. This decrease was largely attributable to a decrease of $1.5 million, or 17.8%, in service charges as average deposit balances have increased during the COVID-19 pandemic. This decrease was partially offset by increases in our bankcard revenues ($0.8 million) and other income due primarily to fees from loan interest rate swap originations ($0.3 million).

Non-interest Expenses

During 2019, the Company recognized $0.8 million of acquisition and integration expenses associated with the completed acquisitions of Poage Bankshares, Inc. (“Poage”) and Farmers Deposit Bancorp, Inc. (“Farmers”). Excluding these expenses, non-interest expenses decreased from $116.8 million for 2019 to $115.3 million for 2020. This decrease was primarily due to a decrease in occupancy related expense of $0.8 million, other expenses of $0.8 million (largely on the strength of a gain from the sale of a branch bank location acquired in connection with the acquisition of Farmers), advertising of $0.6 million, repossessed asset losses of $0.4 million, and telecommunication expense of $0.3 million. These decreases were partially offset by an increase in equipment and software related expenses ($1.2 million), bankcard expenses ($0.3 million), and FDIC insurance expense ($0.2 million).

Non-interest expenses decreased $0.4 million from $29.0 million in the quarter ended December 31, 2019 to $28.6 million in the quarter ended December 31, 2020. This decrease was primarily due to a decrease in other expenses of $0.5 million, repossessed asset losses of $0.3 million, and legal and professional fees of $0.3 million. These decreases were partially offset by increases in FDIC insurance expense ($0.4 million) and equipment and software related expense ($0.4 million).

Balance Sheet Trends

Loans increased $6.0 million (0.2%) from December 31, 2019 to $3.62 billion at December 31, 2020. Largely as a result of the Company’s participation in the PPP loans administered by the SBA, commercial and industrial loans increased $65.0 million. The Company originated $88.5 million of PPP loans, with $33.1 million of these loans being repaid by the SBA as of December 31, 2020. Excluding outstanding PPP loans, total loans decreased $49.4 million, (1.4%), from December 31, 2019 to $3.57 billion at December 31, 2020. Residential real estate loans decreased $52.7 million (3.2%), home equity loans decreased $12.5 million (8.4%) and consumer loans decreased $6.6 million (12.1%). These decreases were partially offset by an increase in commercial real estate loans of $15.0 million (1.0%) and commercial and industrial loans of $9.5 million (3.1%) (excluding PPP loans). Decreases in loan outstandings are reflective of the low-interest rate environment driving residential mortgage originations toward fixed rate loans.

Total average depository balances for the year ended December 31, 2020 increased $306.7 million, or 7.6%, as compared to the year ended December 31, 2019. Average noninterest bearing demand deposits increased $217.6 million, average savings deposits increased $94.4 million, and average interest bearing demand deposits increased $33.6 million. These increases were partially offset by a decrease in average time deposits of $38.9 million. These increases were likely associated with the infusion of government transfer payments for unemployment insurance, PPP loans and stimulus checks issued early in the second quarter of 2020 and again in December 2020.

Income Tax Expense

The Company’s effective income tax rate for the quarter and year ended December 31, 2020 was 17.0% and 19.5%, respectively, compared to 21.8% and 21.3% for the comparable periods in 2019. The

Company’s effective tax rate declined for the year ended December 31, 2020 due to higher tax exempt loan interest income, an increase in bank owned life insurance death benefit proceeds, an increase in low income housing tax credits due to growth in such investments, and the ability to utilize a net operating loss obtained from an acquisition via the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”).

Capitalization and Liquidity

The Company’s loan to deposit ratio was 77.9% and the loan to asset ratio was 62.9% at December 31, 2020. The Company maintained investment securities totaling 20.9% of assets as of the same date. The Company’s deposit mix is weighted toward checking and saving accounts that fund 58.9% of assets at December 31, 2020. Time deposits fund 21.9% of assets at December 31, 2020, but very few of these deposits are in accounts that have balances of more than $250,000.

The Company continues to be strongly capitalized with tangible equity growing from $538 million at December 31, 2019 to $583 million at December 31, 2020. Due to the influx of deposits during 2020, the Company’s tangible equity ratio decreased from 11.0% at December 31, 2019 to 10.3% at December 31, 2020. At December 31, 2020, City National Bank’s Leverage Ratio was 8.97%, its Common Equity Tier I ratio was 14.10%, its Tier I Capital ratio was 14.10%, and its Total Risk-Based Capital ratio was 14.68%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On December 16, 2020, the Board approved a quarterly cash dividend of $0.58 cents per share payable January 29, 2021, to shareholders of record as of January 15, 2021. This dividend increase represents a 1.75% increase from the $0.57 per share paid on October 30, 2020. During the year ended December 31, 2020, the Company repurchased 573,000 common shares at a weighted average price of $63.68 per share as part of a one million share repurchase plan authorized by the Board of Directors in February 2019. As of December 31, 2020, the Company could repurchase approximately 166,000 shares under the current plan.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 94 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) the uncertainties on the Company’s business, results of operations and financial condition, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its continued influence on financial markets, the effectiveness of the Company’s work from home arrangements and staffing levels in operational facilities, the impact of market participants on which the Company relies and actions taken by governmental authorities and other third parties in response to the pandemic; (3) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for loan losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (4) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (5) changes in the interest rate environment; (6) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (7) changes in technology and increased competition, including competition from non-bank financial institutions; (8) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (9) difficulty growing loan and deposit balances; (10) our ability to effectively execute our business plan, including with respect to future acquisitions; (11) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (13) regulatory enforcement actions and adverse legal actions; (14) difficulty attracting and retaining key employees; (15) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its December 31, 2020 Form 10-K. The Company will continue to evaluate the impact of any subsequent events on the preliminary December 31, 2020 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2020	2020	2020	2020	2019	2020	2019

Earnings
Net Interest Income (fully taxable equivalent)	$38,514	$38,278	$38,287	$40,603	$40,036	$155,683	$162,151
Net Income available to common shareholders	22,222	20,126	18,251	29,000	22,611	89,595	89,352

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.40	$1.25	$1.12	$1.79	$1.38	$5.55	$5.43
Diluted	1.40	1.25	1.12	1.78	1.38	5.55	5.42
Weighted average number of shares (in thousands):
Basic	15,708	15,950	16,081	16,080	16,207	15,975	16,314
Diluted	15,733	15,970	16,097	16,101	16,230	15,995	16,333
Period-end number of shares (in thousands)	15,768	15,848	16,077	16,140	16,303	15,768	16,303
Cash dividends declared	$0.58	$0.57	$0.57	$0.57	$0.57	$2.29	$2.20
Book value per share (period-end)	44.47	43.62	43.15	42.45	40.36	44.47	40.36
Tangible book value per share (period-end)	36.94	36.11	35.72	35.03	32.98	36.94	32.98
Market data:
High closing price	$70.77	$67.98	$71.19	$82.40	$82.72	$82.40	$82.72
Low closing price	56.98	55.37	55.18	57.11	74.33	55.18	67.58
Period-end closing price	69.55	57.61	65.17	66.53	81.95	69.55	81.95
Average daily volume (in thousands)	56	67	89	69	54	70	56
Treasury share activity:
Treasury shares repurchased (in thousands)	81	231	79	182	—	573	261
Average treasury share repurchase price	$60.32	$59.49	$61.75	$71.31	$—	$63.68	$74.54

Key Ratios (percent)
Return on average assets	1.59%	1.46%	1.35%	2.29%	1.80%	1.66%	1.80%
Return on average tangible equity	15.3%	13.8%	12.6%	20.6%	16.8%	15.6%	17.3%
Yield on interest earning assets	3.32%	3.43%	3.64%	4.22%	4.22%	3.64%	4.40%
Cost of interest bearing liabilities	0.47%	0.58%	0.71%	0.91%	1.00%	0.66%	1.06%
Net Interest Margin	2.99%	3.02%	3.13%	3.54%	3.46%	3.16%	3.59%
Non-interest income as a percent of total revenue	30.7%	30.3%	27.4%	30.6%	31.2%	34.8%	29.8%
Efficiency Ratio	51.0%	51.6%	53.3%	49.7%	50.0%	51.3%	50.0%
Price/Earnings Ratio (a)	12.41	11.53	14.50	17.63	14.82	12.52	15.10

Capital (period-end)
Average Shareholders' Equity to Average Assets	12.46%	12.71%	12.91%	13.50%	13.12%
Tangible equity to tangible assets	10.33%	10.61%	10.62%	11.38%	10.98%
Consolidated City Holding Company risk based capital ratios (b):
CET I	16.18%	15.93%	16.10%	16.02%	16.05%
Tier I	16.18%	15.93%	16.10%	16.02%	16.05%
Total	16.75%	16.50%	16.69%	16.46%	16.40%
Leverage	10.22%	10.19%	10.45%	11.10%	10.90%
City National Bank risk based capital ratios (b):
CET I	14.10%	14.46%	14.55%	14.32%	13.92%
Tier I	14.10%	14.46%	14.55%	14.32%	13.92%
Total	14.68%	15.04%	15.15%	14.82%	14.28%
Leverage	8.97%	9.32%	9.29%	9.98%	9.51%

Other (period-end)
Branches	94	94	94	95	95
FTE	926	925	911	922	922

Assets per FTE (in thousands)	$6,219	$5,984	$6,058	$5,525	$5,467
Deposits per FTE (in thousands)	5,024	4,799	4,834	4,400	4,440

(a) The price/earnings ratio is computed based on annualized quarterly earnings (excludes gain for sale of VISA shares, net of taxes).
(b) December 31, 2020 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2020	2020	2020	2020	2019	2020	2019
Interest Income
Interest and fees on loans	$35,685	$35,761	$37,718	$41,335	$41,615	$150,498	$170,012
Interest on investment securities:
Taxable	5,500	6,266	5,718	5,871	5,924	23,355	23,389
Tax-exempt	1,254	1,132	821	707	711	3,914	2,967
Interest on deposits in depository institutions	60	72	55	304	298	492	1,332
Total Interest Income	42,499	43,231	44,312	48,217	48,548	178,259	197,700

Interest Expense
Interest on deposits	4,198	5,123	5,963	7,238	7,897	22,522	32,666
Interest on short-term borrowings	120	131	279	464	762	993	3,491
Interest on long-term debt	—	—	—	100	42	100	182
Total Interest Expense	4,318	5,254	6,242	7,802	8,701	23,615	36,339
Net Interest Income	38,181	37,977	38,070	40,415	39,847	154,644	161,361
Provision for (recovery of) credit losses	474	1,026	1,250	7,972	(75)	10,722	(1,250)
Net Interest Income After Provision for (Recovery of) Credit Losses	37,707	36,951	36,820	32,443	39,922	143,922	162,611

Non-Interest Income
Net gains (losses) on sale of investment securities	6	—	(6)	63	—	62	69
Unrealized gains (losses) recognized on securities still held	835	461	242	(2,402)	914	(863)	888
Service charges	6,771	6,295	4,945	7,723	8,233	25,733	31,515
Bankcard revenue	5,991	6,065	5,888	5,115	5,162	23,059	21,093
Trust and investment management fee income	2,162	1,844	1,931	1,799	2,016	7,736	7,159
Bank owned life insurance	813	1,088	848	1,676	856	4,424	3,766
Sale of VISA shares	—	—	—	17,837	—	17,837	—
Other income	1,143	1,232	783	1,536	861	4,692	4,000
Total Non-Interest Income	17,721	16,985	14,631	33,347	18,042	82,680	68,490

Non-Interest Expense
Salaries and employee benefits	15,989	15,361	14,873	15,851	15,918	62,074	62,138
Occupancy related expense	2,447	2,428	2,402	2,488	2,540	9,765	10,595
Equipment and software related expense	2,660	2,607	2,504	2,429	2,302	10,200	8,964
FDIC insurance expense	363	355	167	—	—	884	638
Advertising	538	462	933	843	694	2,776	3,344

Bankcard expenses	1,443	1,517	1,498	1,435	1,285	5,893	5,555
Postage, delivery, and statement mailings	546	513	592	616	588	2,268	2,416
Office supplies	413	396	353	394	392	1,556	1,559
Legal and professional fees	438	548	589	601	706	2,176	2,371
Telecommunications	540	547	531	511	563	2,129	2,455
Repossessed asset (gains) losses, net of expenses	(68)	39	76	198	224	245	634
Merger related expenses	—	—	—	—	—	—	797
Other expenses	3,332	3,939	3,950	4,102	3,822	15,324	16,148
Total Non-Interest Expense	28,641	28,712	28,468	29,468	29,034	115,290	117,614
Income Before Income Taxes	26,787	25,224	22,983	36,322	28,930	111,312	113,487
Income tax expense	4,565	5,098	4,732	7,322	6,319	21,717	24,135
Net Income Available to Common Shareholders	$22,222	$20,126	$18,251	$29,000	$22,611	$89,595	$89,352

Distributed earnings allocated to common shareholders	$9,053	$8,944	$9,073	$9,117	$9,209	$35,745	$35,542
Undistributed earnings allocated to common shareholders	12,947	10,984	8,998	19,620	13,200	52,963	53,003
Net earnings allocated to common shareholders	$22,000	$19,928	$18,071	$28,737	$22,409	$88,708	$88,545

Average common shares outstanding	15,708	15,950	16,081	16,080	16,207	15,975	16,314
Shares for diluted earnings per share	15,733	15,970	16,097	16,101	16,230	15,995	16,333

Basic earnings per common share	$1.40	$1.25	$1.12	$1.79	$1.38	$5.55	$5.43
Diluted earnings per common share	$1.40	$1.25	$1.12	$1.78	$1.38	$5.55	$5.42

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
Assets
Cash and due from banks	$77,412	$76,451	$87,658	$92,365	$88,658
Interest-bearing deposits in depository institutions	451,247	176,267	285,596	18,271	51,486
Cash and cash equivalents	528,659	252,718	373,254	110,636	140,144

Investment securities available-for-sale, at fair value	1,178,789	1,157,399	1,055,185	934,113	810,106
Investment securities held-to-maturity, at amortized cost	—	—	—	—	49,036
Other securities	27,372	26,548	26,144	26,827	28,490
Total investment securities	1,206,161	1,183,947	1,081,329	960,940	887,632

Gross loans	3,622,119	3,663,966	3,665,596	3,613,050	3,616,099
Allowance for credit losses	(24,549)	(24,867)	(25,199)	(24,393)	(11,589)
Net loans	3,597,570	3,639,099	3,640,397	3,588,657	3,604,510

Bank owned life insurance	118,243	117,501	116,746	116,000	115,261
Premises and equipment, net	76,925	77,031	77,991	78,948	76,965
Accrued interest receivable	15,793	16,627	14,200	12,570	11,569
Net deferred tax assets	—	—	—	2,159	6,669
Intangible assets	118,592	119,004	119,417	119,829	120,241
Other assets	96,697	105,361	105,438	98,710	55,765
Total Assets	$5,758,640	$5,511,288	$5,528,772	$5,088,449	$5,018,756

Liabilities
Deposits:
Noninterest-bearing	$1,176,990	$1,061,310	$1,079,469	$857,501	$805,087
Interest-bearing:
Demand deposits	1,027,201	940,791	921,761	837,966	896,465
Savings deposits	1,188,003	1,117,684	1,067,254	989,609	1,009,771
Time deposits	1,260,022	1,300,291	1,342,631	1,366,977	1,364,571
Total deposits	4,652,216	4,420,076	4,411,115	4,052,053	4,075,894
Short-term borrowings
Federal Funds purchased	—	—	—	9,900	—
Customer repurchase agreements	295,956	279,866	282,676	224,247	211,255
Long-term debt	—	—	—	—	4,056
Net deferred tax liabilities	3,202	1,601	2,598	—	—
Other liabilities	106,160	118,386	138,633	117,021	69,568
Total Liabilities	5,057,534	4,819,929	4,835,022	4,403,221	4,360,773

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	171,304	170,526	169,881	170,096	170,309
Retained earnings	589,988	576,901	565,804	556,718	539,253
Cost of common stock in treasury	(139,038)	(134,177)	(120,583)	(116,665)	(105,038)
Accumulated other comprehensive income:
Unrealized gain on securities available-for-sale	36,894	36,760	37,299	33,730	12,110
Underfunded pension liability	(5,661)	(6,270)	(6,270)	(6,270)	(6,270)
Total Accumulated Other Comprehensive Income	31,233	30,490	31,029	27,460	5,840
Total Stockholders' Equity	701,106	691,359	693,750	685,228	657,983
Total Liabilities and Stockholders' Equity	$5,758,640	$5,511,288	$5,528,772	$5,088,449	$5,018,756

Regulatory Capital
Total CET 1 capital	$557,641	$548,269	$548,972	$547,040	$532,829
Total tier 1 capital	557,641	548,269	548,972	547,040	532,829
Total risk-based capital	577,292	568,153	569,213	561,944	544,479
Total risk-weighted assets	3,446,774	3,442,629	3,410,589	3,412,591	3,319,998

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019

Residential real estate (1)	$1,587,694	$1,621,265	$1,631,151	$1,629,578	$1,640,396
Home equity - junior liens	136,469	140,135	142,672	146,034	148,928
Commercial and industrial	372,989	383,980	369,122	308,567	308,015
Commercial real estate (2)	1,474,782	1,464,701	1,467,673	1,470,949	1,459,737
Consumer	47,688	50,541	52,278	54,749	54,263
DDA overdrafts	2,497	3,344	2,700	3,173	4,760
Gross Loans	$3,622,119	$3,663,966	$3,665,596	$3,613,050	$3,616,099

Construction loans included in:
(1) - Residential real estate loans	$27,078	$28,947	$28,252	$28,870	$29,033
(2) - Commercial real estate loans	40,449	42,449	42,092	44,453	64,049

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2020	2020	2020	2020	2019	2020	2019
Allowance for Loan Losses
Balance at beginning of period	$24,867	$25,199	$24,393	$11,589	$13,186	$11,589	$15,966

Charge-offs:
Commercial and industrial	(9)	(757)	—	(77)	(193)	(843)	(261)
Commercial real estate	(616)	(75)	(39)	(383)	(964)	(1,113)	(1,358)
Residential real estate	(139)	(252)	(376)	(483)	(226)	(1,250)	(787)
Home equity	(88)	(126)	(161)	(45)	(134)	(420)	(294)
Consumer	(27)	(74)	(36)	(55)	(338)	(192)	(1,177)
DDA overdrafts	(629)	(554)	(459)	(703)	(792)	(2,345)	(2,777)
Total charge-offs	(1,508)	(1,838)	(1,071)	(1,746)	(2,647)	(6,163)	(6,654)

Recoveries:
Commercial and industrial	74	3	5	9	581	91	764
Commercial real estate	150	44	128	203	10	525	624
Residential real estate	57	24	8	95	87	184	369
Home equity	47	33	9	47	—	136	—
Consumer	55	42	128	13	54	238	265
DDA overdrafts	333	334	349	451	393	1,467	1,505
Total recoveries	716	480	627	818	1,125	2,641	3,527

Net charge-offs	(792)	(1,358)	(444)	(928)	(1,522)	(3,522)	(3,127)
Provision for (recovery of) credit losses	474	1,026	1,250	7,972	(75)	10,722	(1,250)
Impact of adopting ASC 326	—	—	—	5,760	—	5,760	—
Balance at end of period	$24,549	$24,867	$25,199	$24,393	$11,589	$24,549	$11,589

Loans outstanding	$3,622,119	$3,663,966	$3,665,596	$3,613,050	$3,616,099
Allowance as a percent of loans outstanding	0.68%	0.68%	0.69%	0.68%	0.32%
Allowance as a percent of non-performing loans	200.7%	182.7%	185.1%	202.2%	98.6%

Average loans outstanding	$3,635,673	$3,661,569	$3,660,174	$3,608,868	$3,607,864	$3,641,610	$3,567,143
Net charge-offs (annualized) as a percent of average loans outstanding	0.09%	0.15%	0.05%	0.10%	0.17%	0.10%	0.09%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
Nonaccrual Loans
Residential real estate	$2,968	$3,983	$3,477	$2,750	$3,393
Home equity	95	74	265	249	531
Commercial and industrial	768	728	1,087	1,175	1,182
Commercial real estate	8,401	8,479	8,715	7,865	6,384
Consumer	—	—	—	1	—
Total nonaccrual loans	12,232	13,264	13,544	12,040	11,490
Accruing loans past due 90 days or more	—	345	68	26	267
Total non-performing loans	12,232	13,609	13,612	12,066	11,757
Other real estate owned	1,650	2,080	3,997	3,922	4,670
Total non-performing assets	$13,882	$15,689	$17,609	$15,988	$16,427

Non-performing assets as a percent of loans and other real estate owned	0.38%	0.43%	0.48%	0.44%	0.45%

Past Due Loans
Residential real estate	$5,993	$5,153	$5,261	$7,815	$7,485
Home equity	575	474	393	430	956
Commercial and industrial	1,241	691	160	71	458
Commercial real estate	625	602	917	1,021	1,580
Consumer	113	121	67	177	187
DDA overdrafts	341	379	273	467	730
Total past due loans	$8,888	$7,420	$7,071	$9,981	$11,396

Total past due loans as a percent of loans outstanding	0.25%	0.20%	0.19%	0.28%	0.32%

Troubled Debt Restructurings ("TDRs")
Residential real estate	$19,226	$20,398	$20,631	$21,413	$21,029
Home equity	2,001	2,100	2,138	2,294	3,628
Commercial and industrial	—	—	—	—	—
Commercial real estate	4,638	4,894	4,915	5,163	4,973
Consumer	277	260	185	184	—
Total TDRs	$26,142	$27,652	$27,869	$29,054	$29,630

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,744,952	$17,623	4.02%	$1,766,796	$17,899	4.03%	$1,792,186	$20,135	4.46%
Commercial, financial, and agriculture (2)	1,837,044	17,077	3.70%	1,839,939	16,910	3.66%	1,755,775	20,371	4.60%
Installment loans to individuals (2), (3)	53,677	800	5.93%	54,834	804	5.83%	59,903	902	5.97%
Previously securitized loans (4)	***	184	***	***	148	***	***	207	***
Total loans	3,635,673	35,684	3.90%	3,661,569	35,761	3.89%	3,607,864	41,615	4.58%
Securities:
Taxable	976,897	5,500	2.24%	877,623	6,266	2.84%	790,317	5,925	2.97%
Tax-exempt (5)	238,198	1,587	2.65%	204,178	1,433	2.79%	94,248	900	3.79%
Total securities	1,215,095	7,087	2.32%	1,081,801	7,699	2.83%	884,565	6,825	3.06%
Deposits in depository institutions	275,106	60	0.09%	304,498	72	0.09%	92,579	298	1.28%
Total interest-earning assets	5,125,874	42,831	3.32%	5,047,868	43,532	3.43%	4,585,008	48,738	4.22%
Cash and due from banks	73,900			80,505			66,351
Premises and equipment, net	76,956			77,647			76,998
Goodwill and intangible assets	118,855			119,267			120,510
Other assets	231,309			229,667			191,991
Less: Allowance for loan losses	(25,112)			(25,311)			(12,881)
Total assets	$5,601,782			$5,529,643			$5,027,977

Liabilities:
Interest-bearing demand deposits	$953,604	$171	0.07%	$931,152	$187	0.08%	$872,639	$694	0.32%
Savings deposits	1,148,717	225	0.08%	1,093,886	303	0.11%	1,003,063	944	0.37%
Time deposits (2)	1,278,698	3,801	1.18%	1,322,423	4,633	1.39%	1,362,277	6,260	1.82%
Short-term borrowings	287,059	120	0.17%	260,518	131	0.20%	221,685	762	1.36%
Long-term debt	—	—	—	—	—	—	4,055	42	4.11%
Total interest-bearing liabilities	3,668,078	4,317	0.47%	3,607,979	5,254	0.58%	3,463,719	8,702	1.00%
Noninterest-bearing demand deposits	1,130,084			1,114,822			838,192
Other liabilities	105,445			104,084			66,232
Stockholders' equity	698,175			702,758			659,834
Total liabilities and
stockholders' equity	$5,601,782			$5,529,643			$5,027,977
Net interest income		$38,514			$38,278			$40,036
Net yield on earning assets			2.99%			3.02%			3.46%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net		$962			$156			$152

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$153	$132	$159
Commercial, financial, and agriculture	304	250	398
Installment loans to individuals	29	38	46
Time deposits	155	155	316
	$641	$575	$919

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Twelve Months Ended
	December 31, 2020			December 31, 2019
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,768,789	$74,452	4.21%	$1,791,636	$81,603	4.55%
Commercial, financial, and agriculture (2)	1,816,658	72,128	3.97%	1,717,381	84,167	4.90%
Installment loans to individuals (2), (3)	56,163	3,319	5.91%	58,126	3,559	6.12%
Previously securitized loans (4)	***	599	***	***	684	***
Total loans	3,641,610	150,498	4.13%	3,567,143	170,013	4.77%
Securities:
Taxable	890,771	23,355	2.62%	761,358	23,389	3.07%
Tax-exempt (5)	164,740	4,954	3.01%	98,217	3,756	3.82%
Total securities	1,055,511	28,309	2.68%	859,575	27,145	3.16%
Deposits in depository institutions	230,043	492	0.21%	84,826	1,332	1.57%
Total interest-earning assets	4,927,164	179,299	3.64%	4,511,544	198,490	4.40%
Cash and due from banks	76,173			65,664
Premises and equipment, net	77,670			78,103
Goodwill and intangible assets	119,471			121,460
Other assets	221,864			191,422
Less: Allowance for loan losses	(22,770)			(14,466)
Total assets	$5,399,572			$4,953,727

Liabilities:
Interest-bearing demand deposits	$912,306	$1,005	0.11%	$878,716	$3,490	0.40%
Savings deposits	1,071,727	1,591	0.15%	977,327	4,405	0.45%
Time deposits (2)	1,329,841	19,927	1.50%	1,368,752	24,771	1.81%
Short-term borrowings	253,456	993	0.39%	211,452	3,491	1.65%
Long-term debt	830	100	12.05%	4,054	182	4.49%
Total interest-bearing liabilities	3,568,160	23,616	0.66%	3,440,301	36,339	1.06%
Noninterest-bearing demand deposits	1,035,801			818,161
Other liabilities	100,166			57,350
Stockholders' equity	695,445			637,915
Total liabilities and
Stockholders' equity	$5,399,572			$4,953,727
Net interest income		$155,683			$162,151
Net yield on earning assets			3.16%			3.59%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net		$1,842			$863

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$630	$323
Commercial, financial, and agriculture	2,445	2,366
Installment loans to individuals	143	47
Time deposits	622	843
	$3,840	$3,579

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2020	2020	2020	2020	2019	2020	2019
Net Interest Income/Margin
Net interest income ("GAAP")	$38,181	$37,977	$38,070	$40,415	$39,847	$154,644	$161,361
Taxable equivalent adjustment	333	301	217	188	189	1,039	790
Net interest income, fully taxable equivalent	$38,514	$38,278	$38,287	$40,603	$40,036	$155,683	$162,151

Average interest earning assets	$5,125,874	$5,047,868	$4,914,242	$4,617,157	$4,585,008	$4,927,164	$4,511,544

Net Interest Margin	2.99%	3.02%	3.13%	3.54%	3.46%	3.16%	3.59%
Accretion related to fair value adjustments	(0.05)%	(0.05)%	(0.08)%	(0.14)%	(0.08)%	(0.08)%	(0.08)%
Net Interest Margin (excluding accretion)	2.94%	2.97%	3.05%	3.40%	3.38%	3.08%	3.51%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	12.18%	12.54%	12.55%	13.47%	13.11%
Effect of goodwill and other intangibles, net	(1.85)%	(1.93)%	(1.93)%	(2.09)%	(2.13)%
Tangible common equity to tangible assets	10.33%	10.61%	10.62%	11.38%	10.98%

Return on Tangible Equity
Return on tangible equity ("GAAP")	15.3%	13.8%	12.6%	20.6%	16.8%	15.6%	17.3%
Impact of merger related expenses	—	—	—	—	—	—	0.1%
Impact of sale of VISA shares	—	—	—	(9.7)%	—	(2.4)%	—
Return on tangible equity, excluding merger related expenses and sale of VISA shares	15.3%	13.8%	12.6%	10.9%	16.8%	13.2%	17.4%

Return on Assets
Return on assets ("GAAP")	1.59%	1.46%	1.35%	2.29%	1.80%	1.66%	1.80%
Impact of merger related expenses	—	—	—	—	—	—	0.01%
Impact of sale of VISA shares	—	—	—	(1.08)%	—	(0.24)%	—
Return on assets, excluding merger related expenses and sale of VISA shares	1.59%	1.46%	1.35%	1.21%	1.80%	1.41%	1.81%